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                           TROLL ASSOCIATES, INC.


                                                            Sublandlord


                                   and


              COMPONENT REMANUFACTURING SPECIALISTS, INC.


                                                            Subtenant



                         ______________________

                             Space Sublease
                         ______________________


                               Premises:

                             A Portion Of

                         400 CORPORATE DRIVE
                      Mahwah, New Jersey 07430


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

                          TABLE OF CONTENTS
                                                                          PAGE


ARTICLE 1 - DEFINITIONS.................................................... 1

ARTICLE 2 - DEMISE AND TERM................................................ 6

ARTICLE 3 - RENT........................................................... 7

ARTICLE 4 - USE OF DEMISED PREMISES........................................ 8

ARTICLE 5 - PREPARATION OF DEMISED PREMISES................................10

ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS.............................10

ARTICLE 7 - SECURITY.......................................................11

ARTICLE 8 - SUBORDINATION..................................................12

ARTICLE 9 - QUIET ENJOYMENT................................................15

ARTICLE 10 - ASSIGNMENT, SUBLETTING AND MORTGAGING.........................15

ARTICLE 11 - INSURANCE AND INDEMNITY.......................................17

ARTICLE 12 - ALTERATIONS AND SIGNS.........................................19

ARTICLE 13 - SUBLANDLORD'S AND SUBTENANT'S PROPERTY........................20

ARTICLE 14 - REPAIRS AND MAINTENANCE.......................................20

ARTICLE 15 - PUBLIC UTILITY CHARGES........................................21

ARTICLE 16 - EXTENSION OF TERM.............................................21

ARTICLE 17 - DETERMINATION OF FAIR MARKET RENT AND FAIR
               MARKET VALUE FOR THE DEMISED PREMISES.......................22

ARTICLE 18 - RIGHT OF FIRST LEASE..........................................23

ARTICLE 19 - SUBLANDLORD SUBLEASE BACK.....................................23

ARTICLE 20 - ACCESS AND CHANGES............................................23

ARTICLE 21 - MECHANICS' LIENS AND OTHER LIENS..............................24

ARTICLE 22 - NON-LIABILITY AND INDEMNIFICATION.............................24

ARTICLE 23 - DAMAGE AND DESTRUCTION........................................25

                                    i

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                                                                          PAGE

ARTICLE 24 - EMINENT DOMAIN................................................26

ARTICLE 25 - SURRENDER.....................................................27

ARTICLE 26 - CONDITIONS OF LIMITATION......................................28

ARTICLE 27 - RE-ENTRY BY SUBLANDLORD.......................................29

ARTICLE 28 - DAMAGES.......................................................29

ARTICLE 29 - CURING DEFAULTS...............................................31

ARTICLE 30 - BROKER........................................................34

ARTICLE 31 - NOTICES.......................................................31

ARTICLE 32 - REPRESENTATION OF SUBTENANT...................................32

ARTICLE 33 - PARKING.......................................................32

ARTICLE 34 - SUBLEASE CONTINGENT UPON MUNICIPAL APPROVAL...................32

ARTICLE 35 - REPRESENTATIONS AND WARRANTIES................................33

ARTICLE 36 - ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES..................34

ARTICLE 37 - PERFORMANCE UNDER PROTEST.....................................35

ARTICLE 38 - EVENTS OF DEFAULT.............................................35

ARTICLE 39 - MISCELLANEOUS.................................................36

                                       EXHIBITS

Exhibit A     -    Legal description of Land
Exhibit B     -    Survey of Land and Building and
                   Description of Demised Premises
Exhibit C-1   -    Sublandlord's Work
Exhibit C-2   -    Subtenant's Work
Exhibit D     -    Form of Non-Disturbance Agreements
Exhibit E     -    Parking Plan
Exhibit F     -    Restrictions of Record

     WHEREAS, this SUBLEASE dated April _, 1994, is executed by and between TROLL ASSOCIATES, INC., a New Jersey Corporation, with offices at 100 Corporate Drive, Mahwah, New Jersey 07430 ("SUBLANDLORD"), and COMPONENT REMANUFACTURING SPECIALISTS, Inc., INC., a New Jersey corporation having offices at 15 Arrow Road, Ramsey, New Jersey 07446 (the "SUBTENANT").

     WHEREAS, this SUBLEASE is subject and subordinate to a certain Net Lease, dated December 16, 1987; as amended by the First Net Lease Modification, dated June 30, 1992; the Second Net Lease Modification dated January 28, 1993; the Third Net Lease Modification dated April 21, 1994; and any further modifications (referred to herein collectively as the "Net Lease" or "Superior Lease") executed by and between Marvin Schecter and Marian Schecter as landlord ("LANDLORD" or "SUPERIOR LESSOR") and Troll Associates, Inc. as tenant ("SUBLANDLORD" or "SUBLESSOR");

     WHEREAS, the term of the Net Lease commenced on January 1, 1988 and presently expires on December 31, 2002, with two (2) renewals of ten (10) years each.

     NOW THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by both parties, the parties hereto agree as follows:

                          ARTICLE 1 - DEFINITIONS

      1.01. As used in this Sublease the following words and phrases shall have the meanings indicated:

     A. Additional Charges: All amounts that become payable by Subtenant to Sublandlord hereunder, other than the Fixed Rent.

     B. Architect: Designers of Bedminster, 2475 Laminston Road, Bedminster, New Jersey 07921.

     C. Broker: David T. Houston Co., 1025 Broad Street, Bloomfield, New Jersey 07003, Att: Walter Michalski and Mark Siegler.

     D. Building: The building consisting of approximately 146,000 total square feet located on the Land in the Township of Mahwah, New Jersey and known as 400 Corporate Drive, Mahwah, New Jersey.

     E.  Calendar Year:  Any twelve-month period commencing on January 1.

     F. Commencement Date: The Commencement Date of this Sublease shall be May 1, 1994; or in the event Sublandlord has not obtained all municipal approvals for Subtenant's use of the Demised Premises under Paragraph 33 of
this Sublease by May 1, 1994, the   Commencement Date shall be the date upon
which Sublandlord so
obtains all municipal approvals for Subtenant's use of the Demised Premises under Paragraph 33 of this Lease. On the Commencement Date, Subtenant shall take possession of the Demised Premises but shall not begin to pay Rent, Real Estate Taxes, Insurance and all of its other rent obligations until the Rent Commencement Date.

     G. Common Areas: Those areas of the Land designated by Sublandlord, from time to time, which are used and enjoyed by not only Subtenant but other users, occupants, Subtenants or owners of the Building and Land, including, without limitation, parking areas, walkways, lawns and landscaped areas. Sublandlord may change the designation of Common Areas, from time to time, provided such change in designation (i) does not interfere with the Subtenant's use and occupancy of the Demised Premises, parking, ingress/egress and loading and unloading of Subtenant, as permitted by this Sublease and (ii) does not result in any increase in the Subtenant's Common Area Maintenance charges. The Building itself is specifically excluded as a Common Area for the Term of this Sublease, as same may be extended.

     H. Common Area Maintenance Charges: Forty-three percent (43%) of any and all charges for the maintenance, operation, replacement and repair of the Common Areas of the Land including, without limitation, all costs in connection with the lighting, policing, landscaping, cleaning, snow removal, janitorial services and utility charges as respects the Common Areas, all of which services shall be determined by and performed by Sublandlord as required by this Sublease and paid for by Subtenant as provided in Article
6.03 of this Lease. If the Common Areas are changed to include additional parking spaces as provided in Article 32.01 (G) above, the Common Area Maintenance Charges shall include the maintenance of said additional parking spaces. The Common Area Maintenance Charges specifically exclude initial repairs to the upper parking lot to the rear of the Building. To the extent that the cost of any repairs or replacements to Common Areas are costs which would be capitalized under Generally Accepted Accounting Practices, then for purposes of this Sublease, only the applicable amortized cost of same, shall be included, * on an annualized basis, as Common Area Maintenance Charges.

     I. Demised Premises: The Demised Premises shall consist of the portion of the Building located on the Land depicted as the "Demised Premises" on Exhibit B hereto, consisting of 63,000 square feet, comprised of 3,000 square feet of office space (subject to Sublandlord's Work set forth on Exhibit C hereto) and 60,000 square feet of warehouse space (subject to Sublandlord's Work set forth on Exhibit C hereto) and also sometimes referred to herein as the South Section of the Building.

------------------------
* during the term

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     J.  Expiration Date:  The date which is the date immediately preceding the fifth (5th) anniversary of the Rent Commencement Date, unless the Term is extended by Subtenant as herein provided.

     K. Extended Period: There will be two (2) five (5) year options to renew.

     L. Fixed Rent for the Demised Premises: The Fixed Rent during the Term is as set forth below, and except as modified by Paragraph 1.01U of this
Sublease:

First through third year of Sublease   $4.75 per sq. ft. ($24,937.50 per month)
Fourth through fifth year of Sublease  $5.25 per sq. ft. ($27,562.50 per month)

     M. Insurance Requirements: Rules, regulations, orders and other requirements of insurance carriers, the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body having jurisdiction over the Land and Building.

     N. Land: The land described on Exhibit "A" and shown on Exhibit "B" upon which the Building is located and designated as Block 68, Lot 9 on the tax map of the Township of Mahwah, together with any and all rights Sublandlord has, if any, in and to a certain roadway, open or proposed, adjoining the said property.

     0. Legal Requirements: Laws and ordinances of all federal, state, county, and local governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, including those pertaining to zoning and environmental matters.

     P. Permitted Uses: Warehouse, office, industrial, processing, distribution, shipping and receiving, storage, light manufacturing, assembly or other lawful purpose including, without limitation, remanufacturing of transmissions including assemblage, cleaning, reconditioning, rebuilding and remanufacturing of transmissions. However, and except as otherwise provided in Articles 4 and 33 of this Sublease as respects municipal approvals, Sublandlord makes no representations to Subtenant as to what uses are permitted by applicable zoning ordinances.

     Q. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

     R. Plans: All drawings, designs, plans and specifications prepared by the Architect and other necessary engineers and professionals for Sublandlord's Work to be performed at the Demised

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Premises, a schedule of which such work is attached hereto as Exhibit C.

     S. Real Estate Taxes: The percentage of the real estate taxes, charges and all other similar charges and impositions imposed upon the Building and the Land, by any governmental body or authorities or any tax, charge, or imposition imposed in substitution thereof or in addition thereto, which percentage is arrived at by a comparison of the total office and warehouse space in the Demised Premises to the total office and warehouse space in the Building, and calculated in accordance with the following formula which shall be adjusted to reflect any change in assessment of the Building or Demised
Premises:

     For purposes of this formula, warehouse space shall have a designated factor of one (1) and office space shall have a designated factor of two (2).

     1. The factors shall be multiplied by the square footage of warehouse and office space in the Building to determine the total Building space as follows:

     BUILDING

     Warehouse:  ____________ sq. ft. x 1 = _____________

     Office:  _______________ sq. ft. x 2 = _____________

          Building Total:  _______________

     2. The factors shall be multiplied by the square footage of warehouse and office space in the Demised Premises to determine the total Demised Premises space as follows:

     DEMISED PREMISES

     Warehouse:  _____________ sq. ft. x 1 = _______________

     Office:  ______________ sq. ft. x 2.0 = _______________

          Demised Premises Total:  _______________

     3. The Demised Premises Total shall be divided by the Building Total as follows:

          Demised Premises Total/Building Total

     4. The resulting percentage shall represent the Subtenant's percentage of Real Estate Taxes and shall be multiplied by the total real estate taxes, assessments, charges, and other similar charges imposed upon the Building and Land.

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     5.   EXAMPLE:

     BUILDING

     Warehouse: 103,000 sq. ft. x 1 =      103,000
     Office: 11,300 sq. ft. x 2.0 =         22,600
                                           -------
          Building Total:                  125,600

     DEMISED PREMISES

     Warehouse: 60,000 sq. ft. x 1 =        60,000
     Office: 3,000 sq. ft. x 2.0 =           6,000
                                           -------
          Demised Premises Total:           66,000

     PERCENTAGE

     DEMISED PREMISES TOTAL:                66,000 = .53
                                           -------
     Building Total                        125,600

     Real Estate Taxes for Land and Building = $50,000 per year

     Subtenant Share = .53 x $50,000 = $26,500.00 per year

     T.  Rent: The Fixed Rent and the Additional Charges.

     U. Rent Commencement Date: * The sixtieth (60th) day following the Commencement Date** On the Rent Commencement Date, Subtenant shall begin to pay Rent for the Demised Premises. The Subtenant agrees that the Rent Commencement Date shall not be delayed, notwithstanding the fact that Sublandlord's Work is not complete, if Sublandlord's failure to complete same by the Rent Commencement Date was caused by or contributed to by Subtenant's contractors, agents or employees or otherwise by Subtenant's failure to timely comply with its obligations hereunder, but only to the extent that such delays were in fact so caused or contributed to by Subtenant. Notwithstanding the foregoing to the contrary, provided Subtenant is not in default under this Sublease beyond applicable grace periods as set forth in this Sublease, Subtenant shall receive a Fixed Rent credit for 33,000 square
feet of the Demised Premises   from the Rent Commencement Date to the earlier
to occur of i) the date which is the eighth (8th) month anniversary date of the Commencement Date or ii) the date upon which Subtenant enters into either
a) any contract of sale and closes title for all or substantially all of Subtenant's Existing Building or b) any lease for all or substantially all of the leasable space in Subtenant's Existing Building and the Subtenant thereunder commences paying rent to Subtenant. The total dollar value of the aforesaid Subtenant's Rent credit shall be repaid (together with interest calculated at the annual rate of five percent (5%), compounded quarterly, from the Rent Commencement Date to April 1, 1996) by Subtenant to Sublandlord as additional Fixed Rent over the last

------------------------
 * The later of (a) the
** or (b) the date upon which Sublandlord substantially completes
   Sublandlord's Work and a certificate of occupancy is issued covering the Demised Premises (however, if a temporary certificate is obtained, Sublanlord shall be responsible to obtain and deliver to Subtenant the permanent certificate of occupancy as soon as possible).

three (3) years of the initial Term of this Sublease, in equal monthly payments commencing on April 1, 1996.

     V. Security Deposit: $47,875.00. Subtenant has an option of delivering to Sublandlord either: (a) cash or check in the sum of Forty-Seven Thousand Eight Hundred Seventy-Five Dollars ($47,875.00); or (b) a clean irrevocable, unconditional Letter of Credit drawn on a financial institution reasonably satisfactory to Sublandlord, payable to Sublandlord or Sublandlord's nominee in the amount of $47,875.00. This Letter of Credit shall be renewed by Subtenant annually, prior to the date of its expiration. In the event that the replacement Letter of Credit is not delivered to Sublandlord on or before thirty (30) days prior to the expiration of the existing Letter of Credit, Sublandlord shall so notify Subtenant and provide Subtenant the opportunity to deliver the replacement Letter of Credit to Sublandlord within five (5) days of such notification. If Subtenant fails to deliver such replacement Letter of Credit, Sublandlord shall cash the existing Letter of Credit. Such cash shall be held by Sublandlord in a segregated bank account for sixty (60) days, within which time period Subtenant shall have the right to the return of the cash in exchange for a renewed Letter of Credit. Notwithstanding the above, in the event Subtenant elects to extend the Term of this Sublease pursuant to Article 16 of this Sublease and provided Subtenant has not exceeded the allowed two (2) grace periods for payment of Rent without incurring late charges during any Calendar Year, as more specifically set forth in Paragraph 3.04 of this Sublease, the Security Deposit for any Extended Period shall be reduced to $23,937.50.

     W. Superior Sublease*: The Net Lease as same may be extended or amended from time to time, or any other lease now in existence or hereafter created to which this Sublease is subject and subordinate, however, no such extensions, amendments or other such leases shall diminish the rights of Subtenant hereunder.

     X. Superior Lessor: A lessor under any Superior Sublease or its successors and/or assignees.

     Y. Superior Mortgage: Any Mortgage given to a mortgagee to which this Sublease is, at the time referred to, subject and subordinate, or shall become subject and subordinate to in the future. As of the execution of this Sublease, First Fidelity Bank, N.A., New Jersey, holds a blanket first mortgage encumbering the Demised Premises and other properties, dated December 23, 1988, as amended and modified on June 30, 1992, and as hereafter amended or modified.

     Z. Superior Mortgagee: Any mortgagee under any Superior Mortgage, or any proposed or future mortgagee or any of their successors and/or assigns.


------------------------
* or Superior Lease

     AA. Subtenant's Existing Building: Subtenant's building consisting of approximately 33,000 square feet, located at 15 Arrow Road, Ramsey, New Jersey 07446-1297.

     BB. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, or on the date when this Sublease is earlier terminated, as herein provided.

                          ARTICLE 2 - DEMISE AND TERM

     2.01. Sublandlord hereby leases to Subtenant, and Subtenant hereby hires from Sublandlord, the Demised Premises for the Term. This Sublease is subject to (a) any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way, of record, and other matters of record set forth on Exhibit F annexed hereto provided same do not interfere with Subtenant's use and occupancy of the Demised Premises or Subtenant's parking, ingress/egress, loading and unloading, as herein permitted; and (b) easements and restrictions hereafter created by Sublandlord or Superior Lessor, or Superior Mortgagee provided same do not interfere with Subtenant's use and occupancy of the Demised Premises or Subtenant's parking, ingress/egress, loading and unloading, as herein permitted.

                              ARTICLE 3 - RENT

      3.01. Subtenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term beginning with the Rent Commencement Date. If the Rent Commencement Date occurs at any time other than the first day of the month, the Fixed Rent due shall be prorated so that Subtenant is responsible for Fixed Rent for the number of days from and including the Rent Commencement Date until the end of the month. If the Expiration Date occurs at any time other than the last day of the month, the Fixed Rent due shall be prorated so that Subtenant is responsible for Fixed Rent for the number of days from and including the first day of the month in which the Expiration Date occurs to and including the Expiration Date.

     3.02. The Rent shall be paid in lawful money of the United States to Sublandlord at its office. Subtenant shall pay the Fixed Rent promptly when due without notice or demand therefor and without any abatement, deduction or set off for any reason whatsoever except as expressly provided herein and provided, however, that Sublandlord agrees to notify Subtenant if Sublandlord has failed to receive the Rent on the first day of each and every month during the Term. The giving of such Notification, or the failure to provide same, shall not affect Subtenant's obligations under this Sublease. Any check received by Sublandlord shall be deemed received subject to collection.

     3.03. No payment by Subtenant or receipt or acceptance by Sublandlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or at law provided.

     3.04. If Subtenant is in arrears in payment of Rent, Sublandlord may apply any payments made by Subtenant to such items as Sublandlord sees fit. Any payment due Sublandlord under this Sublease which is paid more than ten
(10) days after the date such payment is due, shall, from the tenth (10th) day after the due date, until such payment is received by Sublandlord, bear interest at the prime rate of interest charged by First Fidelity Bank, N.A., New Jersey, plus two percent (2%) per annum (THE "LATE PAYMENT RATE"), except that Subtenant shall be given two (2) grace periods of ten (10) days each during any Calendar Year, during which the Late Payment Rate will not be charged to Subtenant. Any such Late Charges if not previously paid shall, at the option of the Sublandlord, be applied to and become part of the next succeeding Rent payment to be made hereunder.

                     ARTICLE 4 - USE OF DEMISED PREMISES

     4.01. Subtenant shall use and occupy the Demised Premises for the Permitted Uses only, and Subtenant shall at all times comply with all Legal Requirements. Subject to Article 33 hereof, if a Certificate of Use shall be required pursuant to municipal ordinance to effectuate use of the Demised Premises, Sublandlord shall procure same, at Sublandlord's expense, and Subtenant shall maintain same and shall comply with the terms thereof. Subject to Article 33 hereof, if a Certificate of Occupancy shall be required pursuant to municipal ordinance for the proper and lawful conduct of Subtenant's business in the Demised Premises, Sublandlord, with Subtenant's cooperation as necessary and at Subtenant's * cost and expense, shall procure same diligently and forthwith, and Subtenant shall comply with the terms thereof. Sublandlord shall be solely responsible, at Sublandlord's cost and expense for engaging the Architect to prepare the Plans, as defined in
Article 1 of this Sublease. Subtenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy, the Certificate of Use or other certificate issued by the municipality for the Demised Premises or for the Building or any zoning ordinance; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein or require replacement thereof; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; or (d) impairs or tends to impair the proper and


----------------------
* landlord
economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems.

     4.02. Subtenant shall not and hereby represents, warrants and covenants that it will not generate, manufacture, refine, transport, treat, store, handle or dispose of hazardous substance or wastes, as defined in ECRA, now ISRA, N.J.S.A. 13:1K-6 ET SEQ. and P.L. 1993, C. 139 (collectively "ISRA"), the Spill Compensation and Control Act, N.J.S.A. 58:10-23:11 ET SEQ., or any other federal or state environmental law, in or on the Demised Premises other than those in connection with Subtenant's Permitted Use. Should Subtenant cause any hazardous substance or waste, to be discharged in or on the Demised Premises, Subtenant shall, at its sole cost and expense, clean up such discharge in accordance with all applicable laws. Prior to cessation of Subtenant's operation at the Demised Premises, Subtenant shall demonstrate compliance with ISRA by delivering to the Sublandlord any of the following ISRA approvals (the "ISRA" Approvals):

               (I) a letter from the New Jersey Department of Environmental Protection and Energy ("NJDEPE") certifying that ISRA does not apply to the cessation of Subtenant's operation at the site, or

              (II) a no further action letter or "Negative Declaration" approved by the NJDEPE pursuant to ISRA, or

             (III) a certification or letter of compliance that an approved clean-up or remediation plan has been completed.

     Subtenant shall pay all filing fees and expenses, including any testing and remediation expenses, required to obtain the foregoing except that Sublandlord shall pay for any environmental cleanup not caused by Subtenant, that is required as a result of compliance herewith. Sublandlord shall fully cooperate with Subtenant and provide all reasonably necessary information for Subtenant's compliance. Subtenant shall indemnify and hold Sublandlord harmless from and against any liability including attorney fees, incurred by the Sublandlord as a result of the Subtenant's failure to comply with the requirements of this Article. Subtenant shall keep Sublandlord informed of all such proceedings and shall timely provide Sublandlord with copies of all relevant documents. If Subtenant fails to obtain an ISRA Approval prior to its ceasing operations at the Demised Premises, then, in addition to any other remedy available to Sublandlord, Sublandlord may deem Subtenant to be a holdover Subtenant until such time that an ISRA Approval is obtained. Notwithstanding the foregoing, if Subtenant is proceeding with due diligence and dispatch to obtain same, Subtenant shall be responsible for only regular Fixed Rent (not 150% of Fixed Rent) and other charges which accrue under this Sublease. This provision shall survive termination of the Sublease.

     In the event Subtenant fails to timely comply with its obligations under this Article, then Sublandlord, at its option, may do so on behalf of Subtenant at Subtenant's cost and expense.

     4.03. Notwithstanding the foregoing, it is understood and agreed that Sublandlord shall be responsible for the cost of compliance with Legal Requirements and Insurance Requirements which are applicable generally to the Building and not the result of Subtenant's specific use, provided, however, Subtenant shall not be responsible to comply with any Legal Requirements and Insurance Requirements relating to the structure of the Building or relating to conditions or repair which are the responsibility of the Sublandlord under this Sublease.

     4.04. Notwithstanding the foregoing, if compliance with ISRA becomes necessary at the Demised Premises because of any ISRA triggering event initiated by Sublandlord or Superior Lessor, as the case may be, Sublandlord shall pay for all costs incurred in obtaining an ISRA Approval and Subtenant shall fully cooperate with Sublandlord in completing and seeking a letter of non-applicability from the NJDEPE and Sublandlord shall indemnify and hold Subtenant harmless from any and all liability, costs and expenses, including without limitation, reasonable attorneys fees, incurred by Subtenant as a result of Sublandlord's failure to comply with the requirements of this Article. Sublandlord shall comply with ISRA and all requirements of NJDEPE at Sublandlord's sole expense, except that Subtenant shall pay for any environmental cleanup caused by Subtenant that is required as a result of compliance herewith.

                   ARTICLE 5 - PREPARATION OF DEMISED PREMISES

     5.01. On the Commencement Date Subtenant shall take possession of the Demised Premises and Subtenant is leasing the Demised Premises "as is" on the date hereof, subject to Sublandlord's Work (which shall be Sublandlord's only obligation to Subtenant as respects initial improvements to the Demised Premises), as detailed in Exhibit C-1 attached hereto, to be performed * by Sublandlord, ** in a good and workmanlike manner and in accordance with all Legal Requirements and other provisions of this Sublease.

     5.02. At the expense of Sublandlord, the Architect and necessary engineers and professionals, including without limitation a space planner design service, shall complete all Plans for all work set forth on Exhibit C to be performed in the Demised Premises by Sublandlord.


-------------------------
*  and completed
** within sixty (60) days from the Commencement Date

                    ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

     6.01. Commencing with the * Commencement Date, Subtenant shall pay Real Estates Taxes due for the Demised Premises or attributable to the Demised Premises in accordance with the formula set forth in Paragraph 1.01S. Upon Sublandlord's receipt of the tax bill pertaining to the Demised Premises, Sublandlord shall promptly send a copy of the bill to Subtenant. On a monthly basis, Sublandlord shall send Subtenant an invoice for the Real Estate Taxes. Subtenant will promptly pay Sublandlord the amount of such Real Estate Tax invoice. Sublandlord shall promptly provide to Subtenant, copies of paid invoices from the municipality on a quarterly basis.

     6.02. Real Estate Taxes, whether or not a lien upon the Premises shall be apportioned between Sublandlord and Subtenant at the beginning and end of the Term or Extended Period, as the case may be.

     6.03. Commencing with the * Commencement Date, Subtenant shall pay the Common Area Maintenance Charges promptly upon receipt of an invoice together with paid invoices (or other reasonable evidence of charges) therefor from Sublandlord, which invoice shall be sent by Sublandlord on a monthly basis.

     6.04. Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall not be responsible for any income taxes, whatsoever imposed upon the Sublandlord or Superior Lessor in connection with the Demised Premises or otherwise.

     6.05. Throughout the Term, Sublandlord shall have the right to contest the amount or validity of any Real Estate Taxes in any manner permitted by law. In the event Sublandlord, or any presently existing ** Sublandlord in the Building with the right to do so, does not elect to do so, and after prior written notice from subtenant to Sublandlord, Subtenant may contest the amount or validity of any Real Estate Taxes in any manner permitted by law, in the name of Subtenant, and whenever necessary in the name of Sublandlord or Superior Lessor, as appropriate, provided and upon condition that Subtenant does so with due diligence, in good faith, there is a reasonable likelihood of success, and that such contest shall be without cost, liability or expenses to Sublandlord or Superior Lessor. Superior Lessor and Sublandlord shall cooperate with Subtenant and shall execute any documents or pleadings reasonably required for that purpose. Such contest may include appeals from any judgment decree of order until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter.

-------------------------

 * Rent
** subtenant

                              ARTICLE 7 - SECURITY

     7.01. As set forth in Paragraph 1.01V, Subtenant shall deliver to Sublandlord the Security Deposit as security for the full and faithful payment and performance by Subtenant of Subtenant's obligations under this Sublease. If Subtenant defaults in the full and prompt payment and performance of any of its obligations under this Sublease, than after notice to Subtenant and failure of Subtenant to cure any such defaults within applicable grace periods, Sublandlord may use, apply or retain the whole or any part of the security to the extent required for the payment of any Rent or any other sums as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of Subtenant's obligations under this Sublease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord shall so use, apply or retain the whole or any part of the security, Subtenant shall upon demand immediately deposit with Sublandlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Subtenant shall fully and faithfully pay and perform all of Subtenant's obligations under this Sublease, the security or any balance thereof to which Subtenant is entitled shall be promptly paid over to Subtenant after the date on which this Sublease shall expire or sooner terminate, and after delivery to Sublandlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land, Sublandlord shall have the right to transfer the security to which Sublandlord is entitled to the vendee or lessee upon notice to Subtenant and, provided Sublandlord transfers the security as provided for herein, Sublandlord shall thereupon be released by Subtenant from all liability for the return or payment thereof; and Subtenant shall look solely to the new landlord for the return or payment of the same to the extent of such transfer; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                          ARTICLE 8 - SUBORDINATION

     8.01. This Sublease shall be subject and subordinate at all times to the lien of any mortgages or other permitted encumbrances now or hereafter placed on the Demised Premises, as set forth in Paragraph 2.01 of this Sublease, including, without limitation, the Superior Mortgage, without the
necessity of any further instrument   or act on the part of Subtenant to
effectuate such subordination,   but Subtenant covenants and agrees to
execute and deliver upon
demand such further instrument or instruments evidencing such subordination of this Sublease to the lien of any such mortgage or other encumbrance as shall be desired by a mortgagee or proposed mortgagee. Subtenant shall have twenty (20) days within which to execute, acknowledge or deliver any such instruments after request.

     8.02. If any act or omission of either Sublandlord or Subtenant would give the other party the right to terminate this Sublease, neither Sublandlord nor Subtenant shall exercise such right (a) until it has given written notice of such act or omission to the other and each Superior Mortgagee * and Superior Lessor, * and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor under such Superior Mortgage or Superior Sublease as the case may be, to remedy the same (which reasonable period shall in no event be more than the period to which Sublandlord would be entitled under this Sublease or otherwise, after similar notice, to effect such remedy).

    8.03. If any Superior Lessor shall succeed to the rights of Sublandlord under this Sublease, then at the request of such party so succeeding to Sublandlord's rights ("SUCCESSOR SUBLANDLORD") and upon such Successor Sublandlord's written agreement to accept Subtenant's attornment, Subtenant shall attorn to and recognize such Successor Sublandlord as Subtenant's landlord under this Sublease and shall promptly execute and deliver any instrument that such Successor Sublandlord may reasonably request to evidence such attornment. Upon such attornment this Sublease shall continue in full force and effect as a direct lease between the Successor Sublandlord and Subtenant upon all of the terms, conditions and covenants as are set forth in this Sublease.

    8.04. If any then present or prospective Superior Mortgagee or Superior Lessor shall require any modification(s) of this sublease, Subtenant shall promptly execute and deliver to Sublandlord such instruments effecting such modifications) as Sublandlord shall request, provided such modifications shall not decrease Sublandlord's obligations, increase Subtenant's obligations or increase the amount of Fixed Rent or Additional Rent due hereunder or otherwise adversely affect Subtenant's interest hereunder.

    8.05. Each party shall, at any time as requested by the other party, within fifteen (15) days of such request, execute and deliver to the requesting party a statement certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any


------------------
* (provided Sublandlord has sent to Subtenant notice of such Superior Mortgagee and Superior Lessor together with the name and address of such entity) of its obligations under this Sublease, and, if so, specifying each such default.

     8.06. The parties hereto acknowledge that the Sublease shall be subject to and subordinate to the Net Lease, the provisions of which shall not conflict with any of the terms or provisions of this Sublease, which Sublease shall control in the event of any conflict, and in connection with same the parties hereto agree as follows:

          (A) Sublandlord shall promptly transmit to tenant under the Superior Lease any notice or demands received from Subtenant and shall promptly transmit to Subtenant any notice or demands received from tenant
     * under the Superior Lease. Subtenant shall promptly transmit to Subtenant any notice or demands received from Sublandlord under the Superior Lease any other party having an interest to which this Sublease is subordinate.

     8.07. Sublandlord and Subtenant agree that in any case where the provisions of this Sublease or the Net Lease require the consent or approval of Sublandlord or Superior Lessor prior to the taking of any action, the granting of consent by Sublandlord hereunder shall be deemed to be the consent of Superior Lessor under the Net Lease. By its execution of the Sublease, Superior Lessor grants Sublandlord the right to consent, on its behalf, to any of the terms or provisions requiring the consent of Superior Lessor under the Superior Lease.

    8.08. To the extent applicable, Subtenant shall have the benefit of each and every covenant and agreement made by Sublandlord to Subtenant under the Net Lease.

    8.09. In the event the Net Lease is terminated by Superior Lessor thereunder on account of the default by Sublandlord thereunder or the Net Sublease expires pursuant to its terms, in either event prior to the expiration of the Term of this Sublease, then, in such event, provided Subtenant is not in default of any of the terms and conditions of this Sublease, the within Sublease shall be deemed to be a direct lease between Superior Lessor under the Net Lease and Subtenant pursuant to the terms of this Sublease.

    8.10. Sublandlord and Superior Lessor warrant and covenant to Subtenant that the Net Lease is in full force and effect, and Sublandlord is not in default thereunder nor has any event taken place which with the passage of time could result in a default, and, notwithstanding anything to the contrary, Subtenant's rights herein are not and will not be affected by the Net Lease. In the event of any conflict between the Net Lease and this Sublease, the provisions of this Sublease shall prevail.



----------------------
*  tenant

    8.11. Notwithstanding anything else to the contrary in this Sublease, Subtenant shall not be required to subordinate or attorn to any other party, unless such subordination and attornment is specifically provided for in this Sublease and the party whose interest Subtenant shall subordinate to or attorn to, as the case may be, recognizes in writing Subtenant's right to the continued quiet use and enjoyment of the Demised Premises under this Sublease and all other rights as provided for under this Sublease.

   8.12. Sublandlord shall, within thirty (30) days of the date hereof, provide Subtenant with fully executed Subordination, Recognition and Non-Disturbance Agreements from the current Superior Mortgagee and Superior Lessor, substantially in the forms annexed hereto as Exhibit D ("Non-Disturbance Agreements") and shall provide a reasonably comparable Non-Disturbance Agreement from any future Superior Mortgagee or Superior Lessor.

                         ARTICLE 9 - QUIET ENJOYMENT

   9.01. So long as Subtenant pays all of the Rent and performs all of Subtenant's other obligations hereunder, Subtenant shall peaceably and quietly have, hold and enjoy the Demised Premises, subject, nevertheless, to the provisions of this Sublease.

            ARTICLE 10 - ASSIGNMENT, SUBLETTING AND MORTGAGING

   10.01. Subtenant shall not, voluntarily or involuntarily, (a) assign or otherwise transfer this Sublease, (b) sublet the Demised Premises or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Subtenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Sublease in any manner whatsoever, except as provided in this Article 10.

   10.02. Subtenant shall be permitted to sublet up to fifty percent (50%) of the Demised Premises (a "Minor Sublease") without Sublandlord's consent, provided however, (i) Subtenant shall notify Sublandlord in writing, promptly after execution of any sublease and shall provide a copy of the sublease to Sublandlord; (ii) Subtenant shall remain liable and responsible for all obligations of Subtenant under this Sublease notwithstanding any further sublease; and (iii) Subtenant shall not sublet the Demised Premises to any person or entity which (a) is a then existing tenant in any building owned by Sublandlord or Superior Lessor, within a radius of two (2) miles of the Demised Premises, if Sublandlord or Superior Lessor has comparable space available to let to the sublessee of Subtenant, in a building owned or controlled by Sublandlord or Superior Lessor * or (b) which has a SIC code that would subject the person or entity to ISRA compliance, unless the proposed subtenant's use of hazardous substances is no greater in quantity or degree than Subtenant's use of same (or Subtenant

----------------------
* within such two (2) mile radiuis
obtains Sublandlord's approval to different hazardous substances, such approval not to be unreasonably withheld).

     10.03. Subtenant shall be permitted to sublet in excess of fifty percent (50%) of the Demised Premises or assign this Sublease (a "Major Sublease") but only with Sublandlord's prior written consent, which shall not be unreasonably withheld, provided however, (i) Subtenant shall notify Sublandlord and request Sublandlord's consent prior to such subletting; (ii) Subtenant shall remain liable and responsible for all obligations of Subtenant under this Sublease notwithstanding any sublease; (iii) Subtenant shall not sublet the Demised Premises to any person a entity which has an SIC code that would subject the person or entity to ISRA, unless the proposed subtenant's use of hazardous substances is no greater in quantity or degree than Subtenants' use of same (or Subtenant obtains Sublandlord's approval to different hazardous substances, such approval not to be unreasonably withheld).

    10.04. If Subtenant derives a profit from any Major Sublease, Sublandlord and Subtenant shall share equally in Subtenant's profit to the extent actually received by Subtenant. "Profit" shall mean the amounts, if any, paid by the Sub-subtenant in excess of:

            (I) the amounts including, without limitation, Rent paid by Subtenant under this Sublease;

           (II) an amount sufficient to reimburse Subtenant for its reasonable costs incurred in the subletting, including, without limitation, customary brokerage commissions, reasonable legal fees and costs of renovating and preparing the Demised Premises for such subtenant; and

          (III) any portion of funds received by Subtenant for any rentals which Subtenant, in turn, pays to any third party (i.e. reimbursements for equipment rentals).

     Profits shall be paid by Subtenant to Sublandlord, after Subtenant has been fully reimbursed for the costs set forth in subparagraph (ii) above, as and when monies are received and collected by Subtenant from sub-subtenant.

     10.05. If this Sublease is assigned, whether or not in violation of this Sublease, Sublandlord may collect rent from the assignee. No such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Sublease, or the acceptance of the assignee, Subtenant or occupant as Subtenant, or a release of Subtenant from the performance by Subtenant of Subtenant's obligations under this Sublease.

    10.06. Any assignment, whether or not made with Sublandlord's consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Sublandlord an agreement whereby the assignee shall assume Subtenant's obligations under this Sublease and whereby the assignee shall agree that all of the provisions in this Sublease shall, notwithstanding such assignment, continue to be binding upon it in respect to all future assignments. Notwithstanding any assignment, whether or not in violation of the provisions of this Sublease, and notwithstanding the acceptance of Rent by Sublandlord from an assignee, or any other party, the original Subtenant shall remain fully liable for the payment of the Rent and for Subtenant's other obligations under this Sublease.

    10.07. The liability of the original Subtenant shall not be discharged, released or impaired by any agreement made by Sublandlord extending the time of, or modifying any of the obligations of, this Sublease, or by any waiver or failure of Sublandlord to enforce any of the provisions of this Sublease.

    10.08. If fifty (50%) percent or more of the Demised Premises becomes available during the Term or extended Term of this Sublease which Subtenant intends to offer for rent to third parties, prior to offering such space on the market, Subtenant shall first notify Sublandlord and shall offer the space to Sublandlord, upon such terms as Subtenant intends to market the space (except the term shall be no longer than the Term of this Sublease). Sublandlord shall have fifteen (15) days from receipt of such notice to notify Subtenant of Sublandlord's intention to lease such space on such terms as Subtenant has proposed. If Sublandlord fails to so notify Subtenant, or notifies Subtenant that Sublandlord does not intend to lease such space on such terms, Subtenant shall be free to market the space to third parties. As respects a Major Sublease, in addition to Sublandlord's right of first lease aforesaid, and Sublandlord's right to give or withhold consent as provided in this Sublease, Sublandlord shall have the right to, but shall not be obligated to, terminate the Sublease and recapture the part of the Demised Premises to be sublet or assigned * If Sublandlord elects to recapture and upon the date specified in such notice, which date shall be not less than thirty
(30) days and not more than sixty (60) days after the giving of said notice, this Sublease shall terminate provided that with respect to a sublease of less than all of the Demised Premises, the Sublease shall terminate only to the extent of the portion of the Demised Premises being sublet, in which event the Rent and Additional Charges shall be adjusted in accordance with
Article 1.01 (L) based upon the remaining square feet of the Demised
Premises. If Sublandlord elects to recapture all or any portion of the Demised Premises, Sublandlord shall pay the cost of constructing any demising walls, separating the utilities and HVAC, if necessary, that may be required in order to separate the recaptured space from the remainder of the Demised Premises. If



--------------------
* to be executed by Sublandlord sending written notice thereof to Subtenant within fifteen (15) days from notice by Subtenant requesting the consent of the Sublanlord pursuant to the terms of Section 10.03.

Sublandlord elects to recapture all or any portion of the Demised Premises, then Sublandlord must accept Subtenants' proposed tenants and contract directly with such proposed tenants. Notwithstanding the provisions of section 10.06 above, to the extent of such recaptured space, Subtenant shall have no further liabilities or obligations to Sublandlord for Rent (prorated, if applicable) or other obligations under this Sublease. If Sublandlord does not so terminate this Sublease, and if Subtenant does not consummate the subject transaction within one hundred and eighty (180) days after the last day in which Sublandlord received notice of the proposed assignment or sublet, Subtenant shall again be required to comply with the provisions of this Article in connection with any such transaction as if the notice by Subtenant referred to above in this Article had not been given.

     10.09. Without limiting any of the default provisions of this Lease, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Subtenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such amount equal to the sum of six (6) month's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held for the balance of the Term by Sublandlord, without interest, as security for the full performance of all of Subtenant's obligations under this Lease, and applied in the manner specified for security in this Lease for Security Deposit.

     10.10. Notwithstanding the foregoing to the contrary, Subtenant shall have the right to assign this Sublease, without Sublandlord's consent, to a party or entity which (a) purchases all or substantially all of Subtenant's business, or (b) is an affiliate, parent or wholly owned subsidiary of Subtenant, or (c) merges with Subtenant, provided however, that in any such instance, the assignee shall have a credit reputation and a net worth at least equal to that of Subtenant as of the date hereof and Subtenant shall provide Sublessor with reasonable proof of same prior to such assignment. In the event of the foregoing assignment, and notwithstanding any other provisions of this Sublease to the contrary, Sublandlord shall have no right to any Profit to Subtenant or rights of recapture, as respects such assignment.

                     ARTICLE 11 - INSURANCE AND INDEMNITY

     11.01. Sublandlord or Superior Lessor shall maintain or cause to be maintained at reasonably competitive rates, All Risk Insurance in respect of the Building and other improvements (except for property Subtenant is required (or may elect) to cover with insurance under Article 11.02), on the Land and Building normally covered by such insurance for the benefit of Subtenant, Superior Lessor and Superior Mortgagee, in an amount equal to the replacement value of the Building, and rent insurance equivalent to the aggregate amount of one year's Fixed Rent, and Real Estate Taxes pursuant to this Sublease. Sublandlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies. Commencing with the * Commencement Date, forty-three percent (43%) of the cost of such insurance carried by Sublandlord hereunder, shall be paid by Subtenant in advance upon presentation of a paid invoice or other evidence of payment by Sublandlord. The annual cost of such insurance shall be paid by Subtenant in monthly or quarterly assessments, at Sublandlord's option upon receipt by Subtenant of a paid invoice or other written evidence of charges. Sublandlord shall deliver to Subtenant and any additional insureds, certificates for such fully paid for policies required by Article 11.01, before the Commencement Date and Sublandlord shall deliver to Subtenant and any additional insured certificates of renewal at least thirty (30) days before expiration.

     11.02.    Subtenant shall pay for and maintain the following insurance:
(a) comprehensive general public liability insurance in respect of the Demised Premises and the operation of business therein, with Sublandlord and its Superior Lessor and Superior Mortgagee, as additional insureds, with limits of not less than $1,000,000 for single coverage and $2,000,000 umbrella coverage, (b) All Risk insurance for the sole benefit of Subtenant in respect of Subtenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, and all other property of Subtenant in the Demised Premises in any amounts not less than 80% of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Subtenant shall deliver to Sublandlord and any additional insured(s) certificates for such fully paid-for policies required by Article 11.02(a), before the Commencement Date and Subtenant shall deliver to Sublandlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy.

     11.03. All policies required pursuant to Article 11 shall be issued by companies licensed to do business in New Jersey and rated B+ or better by A.M. Best or some other reputable company that rates insurance companies, and all such policies shall contain a provision whereby the same cannot be canceled unless Sublandlord and any additional insured(s) are given at least thirty (30) days' prior written notice of such cancellation.

     11.04. Neither party shall be liable or responsible for and each party hereby releases the other party from, all liability to such party and any person claiming by, through or under such party, by way of subrogation or otherwise, for any injury, loss or damage


----------------------
* Rent
to any person or property in or around the Demised Premises or to Subtenant's business and Sublandlord and Subtenant shall require each other's insurers to include in all of the policies to be issued pursuant to this Sublease, a clause or endorsement waiving the insurers rights of subrogation against the other party and against the Superior Lessor and any Superior Mortgagee.

                      ARTICLE 12 - ALTERATIONS AND SIGNS

     12.01. Subtenant shall submit to Sublandlord, a complete set of plans and specifications for all initial work desired to be installed at the Demised Premises by Subtenant (the "Subtenant Initial Work"), which Subtenant Initial Work shall be at Subtenants sole cost and expense.

     12.02. Except for non-structural alterations and changes (other than to the roof) costing Fifty Thousand Dollars ($50,000) or less in the aggregate at any one time (in which case no Sublandlord's consent shall be required), Subtenant shall not i) make any structural alterations or additions to the Demised Premises, or (ii) make any cuts or penetrations in the roof of the Demised Premises, or (iii) any non-structural alterations and changes costing more than Fifty Thousand ($50,000) Dollars at any one time, without on each occasion, set forth in (i)-(iii) above, first obtaining the consent of Sublandlord, such consent not to unreasonably withheld, conditioned or delayed ("Subtenant's Additional Work"). Subtenant shall submit to Sublandlord plans and specifications for Subtenant's Additional
Work at the time Sublandlord's consent is sought and with respect to structural alterations only, Subtenant shall reimburse Sublandlord for the out of pocket reasonable costs actually incurred by Sublandlord for Sublandlord's review and approval of the plans and specifications, including, without limitation, the reasonable cost to Sublandlord for engaging architects and engineers (unless Subtenant obtains Sublandlord's approval of Subtenant's architect or engineer, such consent not to be unreasonably withheld, in which case Sublandlord shall not be entitled to such reimbursement). Subtenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion. Notwithstanding the above, Subtenant shall be permitted to perform: (i) Subtenant's * Work as set forth in Exhibit C-2 and (ii) non-structural alterations and changes (not affecting the roof) costing less than Fifty Thousand ($50,000) Dollars, each without the need for Sublandlord's consent. However, in each such instance, Subtenant shall, prior to commencement of such work, provide Sublandlord, for informational purposes only, with prior written notice of same together with a copy of plans for all proposed work.

     12.03. At Subtenant's option, prior to undertaking Subtenant's Additional Work, Subtenant may request that Sublandlord


----------------------
* Initial
notify Subtenant as to whether Sublandlord will require removal of Subtenant's Additional Work upon expiration or sooner termination of the term of this Sublease.

     12.04. Subtenant's contractor or Subtenant shall furnish Sublandlord with reasonably satisfactory evidence that worker's compensation insurance is in effect at or before the commencement of alterations.

     12.05. Subtenant may place a sign on the Demised Premises and/or on the front lawn of the Land, subject to Sublandlord's prior approval which approval shall not be unreasonably delayed or withheld, at Subtenant's sole cost and expense, provided that any sign placed on the Demised Premises shall be in compliance with all Legal Requirements.

     12.06. At or before the Expiration Date, or earlier termination of this Sublease, Subtenant shall, at its cost and expense, remove from the Demised Premises all of Subtenant's Initial Work, Subtenant's Additional Work and all of Subtenant's Property (defined hereinafter) and restore the Demised Premises to their condition as of the date hereof. If Subtenant fully complies with the above and leaves the Demised Premises in good order and repair and in broom clean condition, Sublandlord shall reimburse Subtenant for (a) up to Five Thousand ($5,000) Dollars towards the actual cost of such removal and restoration if Subtenant vacates after the initial term, or (b) up to Ten Thousand ($10,000) Dollars towards the actual cost of such removal and restoration if Subtenant vacates after the initial term is extended * as provided herein.

            ARTICLE 13 - SUBLANDLORD'S AND SUBTENANT'S PROPERTY

     13.01. All fixtures, equipment and improvements attached to or built by Sublandlord into the Demised Premises at the commencement of or during the Term, shall remain a part of the Demised Premises and same shall be deemed to be the property of Sublandlord and shall not be removed by Subtenant.

     13.02. All movable trade fixtures, machinery and equipment, which are installed in the Demised Premises by Subtenant and all furniture, furnishings, and other movable personal property owned by Subtenant and located in the Demised Premises (COLLECTIVELY "SUBTENANT'S PROPERTY") shall be and shall remain the property of Subtenant, provided that Subtenant shall repair or pay the cost of repairing any damage to the Demised Premises, resulting from the installation and/or removal thereof. Any items of the Subtenant's Property which shall remain in the Demised Premises after the Expiration Date may, at the option of Sublandlord, be deemed to have been abandoned, and such items may be retained by Sublandlord

----------------------
* for at least the first five (5) year renewal option as its property or disposed of by Sublandlord, without accountability, at Subtenant's expense.

                      ARTICLE 14 - REPAIRS AND MAINTENANCE

     14.01. As of the Commencement Date, Subtenant shall take good care of the interior, non-structural portions of the Demised Premises. At Subtenant's sole cost and expense, Subtenant shall promptly make or cause to be made, all nonstructural maintenance repairs and replacements, to the interior, in and to the Demised Premises including without limitation all building equipment, glass, windows, doors, loading docks, loading bay doors, plumbing and electrical systems, heating, ventilation and air-conditioning ("HVAC") systems, and maintaining same and the Demised Premises in a clean and orderly condition, except Subtenant shall not be responsible for the foregoing arising out of (a) fire or casualty, or (b) Sublandlord's or its agents, employees or contractors', acts or omissions.

     14.02. As of the Commencement Date, Sublandlord, at its own cost and expense, shall be responsible for all exterior and structural repairs and replacements to the Demised Premises, the roof on the Demised Premises and all repairs and replacements to plumbing electrical systems located outside the Demised Premises and serving the Demised Premises. Notwithstanding the above, Subtenant shall be responsible for annual, normal and regular maintenance of the roof above the Demised Premises, the cost of which shall not exceed Five Hundred ($500.00) Dollars, annually.

     14.03. As of the Commencement Date, Sublandlord, at its own cost and expense, subject to Subtenant's obligations for payment of Common Area Maintenance Charges under this Sublease, shall be responsible for and shall take good care of the Common Areas, including without limitation, all necessary repairs and replacements, striping, snow and ice removal.

                    ARTICLE 15 - PUBLIC UTILITY CHARGES

     15.01. As of the Commencement Date, Subtenant shall pay all charges for water, sprinkler, sewer, gas or other utility or service supplied to the Demised Premises relating to Subtenant's use. If separate meters for such utilities are not presently installed, Subtenant shall pay its proportionate share of utilities as determined by Sublandlord, written proof and evidence of which charges shall be provided by Sublandlord to Subtenant. Sublandlord represents that the Demised Premises are separately metered for gas and electric.

                      ARTICLE 16 - EXTENSION OF TERM

     16.01. Provided Subtenant is not then in default of this Sublease beyond applicable grace periods as set forth in this Sublease, Subtenant shall have two (2) options to extend the term for an additional five (5) years per option. If Subtenant elects to exercise either such option, it shall do so by delivering written notice of such election to Sublandlord no later than one hundred eighty (180) days prior to expiration of the then existing Term. Subtenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such written notice to Sublandlord by the time provided for the giving of such notice, time being of the essence as to the exercise of such option. If Subtenant effectively elects to exercise said options, the Term shall be automatically extended for the applicable Extended Period without execution of an agreement of extension or renewal lease. Within ten (10) days after request of either party after the effective exercise of any such option, Sublandlord and Subtenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised provided however, a failure of the parties to execute such instrument within ten (10) days shall not affect the validity of Subtenant's exercise of its option. Except as herein otherwise provided, the applicable Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such applicable Extended Period, except that Subtenant shall have no right or option to extend the Term for any period of time beyond the expiration of the second Extended Period. The Fixed Rent for any Extended Period shall be ninety five percent (95%) of the then Fair market Rent for the Demised Premises as determined in accordance with Article 17 of this Sublease, provided, however, that the annual Fixed Rent for any Extended Period shall not be less than the annual Fixed Rent paid in the Calendar Year next preceding the first year of the applicable Extended Period. Any termination, expiration, cancellation or surrender of this Sublease * shall terminate any right or option for the Extended Period not yet exercised.

     16.02. If Subtenant elects to extend the initial Term as above provided, Sublandlord shall extend the term of the Net Lease so that the term of the Net Lease runs at least as long as the extended term of this Sublease. The foregoing shall in no way diminish any rights of Subtenant, Sublandlord or Superior Lessor set forth elsewhere in this Sublease as respects the Net Lease.

     16.03. If Subtenant does not exercise its option to extend the initial Term, ** Subtenant shall, upon expiration of Subtenant's option period to elect to extend with Subtenant not so electing to extend this Sublease, pay Sublandlord $30,000.00 as reimbursement towards Sublandlord's Work, provided that the Sublease has not been terminated earlier by reason of fire, casualty, or condemnation.


----------------------
 * in whole (and not in part)
** for the first five (5) year renewal option

               ARTICLE 17 - DETERMINATION OF FAIR MARKET RENT AND FAIR
                        MARKET VALUE FOR THE DEMISED PREMISES

     17.01. For purposes of this Sublease, Fair Market Rent shall be determined in the following manner:

               a. On or before the first day of the ninth (9th) month prior to the expiration of the then existing term, Subtenant, if Subtenant so elects, shall provide Sublandlord with written notice of Subtenant's determination of fair market rent for the Demised Premises for the next option period as to which the Term may be extended by Subtenant, if Subtenant is interested in exercising such option.

               b. If by the first day of the eighth (8th) month prior to expiration of the then existing Term, Sublandlord and Subtenant have not reached agreement on the determination of Fair Market Rent, at their own cost and expense, Sublandlord and Subtenant each shall secure an appraisal of fair market rent for the Demised Premises applicable as of the expiration of the existing term from a licensed MAI real estate appraiser, the geographic scope of which appraisal shall be limited to the area in New Jersey along the New Jersey State Highway Route 17 corridor north of Allendale.

               c. If the fair market rent of the two appraisals are within ten percent (10%) of each other, the two fair market rents shall be averaged, and ninety five percent (95%) of the resulting product shall be deemed the "Fair Market Rent".

               d. If the fair market rents of the two appraisals are in excess of ten percent (10%) of each other, the Sublandlord and Subtenant shall select another mutually acceptable licensed MAI real estate appraiser to perform an appraisal.

               e. The fair market rent as determined by the third appraisal shall be averaged with whichever of the two previous fair market rents is closest in value to the third appraisal, and ninety five percent (95%) of the resulting product shall be deemed the "Fair Market Rent".

                       ARTICLE 18 - RIGHT OF FIRST LEASE

     18.01. If any space becomes available in the Building during the Term or extended Term of this Sublease which Sublandlord intends to offer for rent to third parties, prior to offering such space on the market, Sublandlord shall first notify Subtenant and shall offer the space to Subtenant, upon such terms as Sublandlord intends to market the space (except the term shall be coterminous with this Sublease). Subtenant shall have fifteen (15) days from receipt of such notice to notify Sublandlord of Subtenant's intention to lease such space on such terms as Sublandlord has proposed. The Sublandlord agrees that the rent included in said proposed terms will be at fair market value. * If Subtenant disputes said value and the parties cannot agree on same, fair market value * shall be determined by appraisal method set forth in
Article 17 of this Sublease. If Subtenant fails to so notify Sublandlord, or notifies Sublandlord that Subtenant does not intend to lease such space on such terms, Sublandlord shall be free to market the space to third parties and shall have no further obligations to Subtenant, unless the space becomes available again after execution of a lease therefor.

                     ARTICLE 19 - SUBLANDLORD SUBLEASE BACK

     19.01. From the Commencement Date through March 31, 1995 ("Sublease Term"), Sublandlord hereby subleases from Subtenant a portion of the Demised Premises consisting of 13,000 square feet of warehouse space with access to one loading dock as depicted on Exhibit B ("Subleased Premises"). During the Sublease Term, Subtenant shall be excused from its Rent obligation for the Demised Premises during the Sublease Term, as respects the portion representing the Subleased Premises only, in the amount of $5,145.83 per month which shall be deducted from the Fixed Rent each month, unless, the Subleased Premises are occupied in whole or in part by any occupant other than Sublandlord, in which case all Rent as to the Subleased Premises shall be prorated and excused for the applicable portion of the Sublease Term.

                        ARTICLE 20 - ACCESS AND CHANGES

     20.01. Sublandlord and its agents shall have the right to enter the Demised Premises, upon reasonable notice to Subtenant, during regular business hours and at reasonable frequency, and without notice in the case of emergency (a) to examine the Demised Premises and to show them to actual and prospective mortgagees, or purchasers of the Demised Premises, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Subtenant is required to make.

----------------------
* rent

                  ARTICLE 21 - MECHANICS' LIENS AND OTHER LIENS

     21.01. Nothing contained in this Sublease shall be deemed to imply any consent on the part of Sublandlord to subject any interest or estate in the Demised Premises to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of (i) Subtenant or anyone holding any part of the Demised Premises through or under Subtenant, for Subtenant's Work, Subtenant's Additional Work and/or any other work which Subtenant may perform during the Term, or (ii) Sublandlord or anyone holding any part of the Demised Premises through or under Sublandlord, for Sublandlord's Work and/or any other work which Sublandlord may perform during the Term, Subtenant or Sublandlord as the case may be shall cause the same to be discharged of record by payment, bond or order of a court of competent jurisdiction within thirty (30) days after notice by one to the other.

                 ARTICLE 22 - NON-LIABILITY AND INDEMNIFICATION

     22.01. Neither Sublandlord, nor any director, officer, agent or employee of Sublandlord shall be liable to Subtenant for any loss, injury or damage to Subtenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting directly from the negligence of Sublandlord, its agents, servants or employees in the operation or maintenance of the Land or Building. Further, neither Sublandlord nor any director, officer, agent, or employee of subtenant shall be liable for any such damage caused by other Persons in, upon or about the Land, Building or Demised Premises, or caused by operations in construction of any private, public or quasi-public work.

     22.02. Subtenant shall indemnify and hold harmless Sublandlord and its and their respective directors, officers, agents, and employees, Superior Lessor and Superior Mortgagee, and Sublandlord shall indemnify and hold harmless Subtenant and its and their respective directors, officers, agents and employees, from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created unless caused by the other party in the Demised Premises during the Term or during any Extended Period; (b) any act, omission or negligence of the other party or its or their directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by the other party's negligence) occurring in the Demised Premises; and (d) any breach or default by the other party in the full and prompt payment and performance of that party obligations under this

Sublease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys, fees and expenses.

     22.03. Notwithstanding any provision to the contrary, Subtenant shall look solely to the estate and property of Sublandlord in and to the Demised Premises * in the event of any claim against Subtenant arising out of or in connection with this Sublease and Subtenant agrees that the liability of Sublandlord arising out of or in connection with this Sublease shall be limited to such estate and property of Sublandlord (or sale proceeds). No other properties or assets of Sublandlord or any director, officer, agent, or employee of Subtenant shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement or for the satisfaction of any other remedy of Subtenant arising out of, or in connection with, this Sublease, and if Subtenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Subtenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Sublandlord an instrument to that effect prepared by Subtenant's attorneys. Notwithstanding the foregoing to the contrary, Sublandlord's liability to Subtenant, if any, for failure to comply with Sublandlord's obligations as respects any and all environmental matters under this Sublease and the return of Subtenant's security Deposit shall not be limited to Sublandlord's interest in the estate and property of the Demised Premises, * but rather shall extend to any and all interests of Sublandlord.

                      ARTICLE 23 - DAMAGE AND DESTRUCTION

     23.01. If the Demised Premises shall be partially damaged or destroyed by fire or other casualty, Sublandlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises as nearly as practicable to its character and value immediately prior to such damage or destruction, with reasonable dispatch after notice to it of the damage or destruction. Notwithstanding the above, Sublandlord shall not be obligated to expend any sum in excess of the insurance proceeds actually received by Sublandlord to repair or restore the Building and/or the Demised Premises.
In the event of partial destruction of the Demised Premises, the Rent shall be adjusted in accordance with Article 1.01(L), based upon the square footage of the Demised Premises remaining for Subtenant's use.

     23.02.    If the Demised Premises shall be totally damaged or destroyed,
Sublandlord shall have the option, to be exercised    within thirty (30) days of
such casualty, to either (a) terminate this Sublease, or (b) elect to rebuild and/or restore the Demised Premises, consistent with the then existing zoning ordinance.


----------------------
* Building and land

Sublandlord shall not be required to expend any sum in excess, of the insurance proceeds actually received by Subtenant. Nothing herein contained shall be construed to imply a duty upon Sublandlord to advance any money to restore or rebuild the Demised Premises pursuant to the Superior Mortgage or any other document. Notwithstanding anything to the contrary contained herein, in the case of any damage or destruction of any part of the Demised Premises by fire or casualty which shall render at least twenty-five (25%) percent of the floor area of the Demised Premises untenantable or unfit for occupancy which is not repaired within six (6) months after the occurrence of such fire or casualty, using reasonable diligence, then in such event, Subtenant shall have the right, upon written notice to the Sublandlord within thirty (30) days following the expiration of the six (6) month period, to terminate the Sublease. If such fire or casualty is not reasonably capable of restoration with six (6) months, Subtenant may terminate this Sublease on written notice to Sublandlord, such option to be exercised within thirty
(30) days of such casualty. In such event, Subtenant shall surrender the Demised Premises and this Sublease to Sublandlord and all Rent shall be pro-rated accordingly to the date of termination. Subtenant shall not be entitled to any damages or compensation from Sublandlord for any inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises. In the case of total destruction of the Demised Premises, the Rent shall abate as of the date of casualty, and, in the case of a partial destruction of the Demised Premises, the Rent shall be adjusted proportionately on a per square foot basis.

     23.03. Notwithstanding anything to the contrary contained herein, neither Sublandlord (its Superior Lessor) nor Subtenant shall be liable or responsible for, and each party hereby releases the other party from, all liability to such party and any person claiming by, through or under such party, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises, the Building or the Common Areas, or to Sublandlord's, Subtenant's or Superior Lessor's business and Sublandlord, Superior Lessor and Subtenant shall require each other's insurers to waive rights of subrogation against the other party and against the Superior Lessor and any Superior Mortgagee.

     23.04. Sublandlord hereby represents and warrants that if Sublandlord is required by the operation of this Article to repair the Demised Premises, the proceeds which are payable under policies of insurance carried by Sublandlord shall first be made available for repair of the Demised Premises to the extent required by this Sublease before such proceeds are applied in any other manner, including the satisfaction of debts secured by a mortgage or other lien instrument, or interest or penalties imposed therein.

     23.05. Notwithstanding the foregoing to the contrary, if Sublandlord rightfully elects to restore the Demised Premises after a partial or total destruction, and Sublandlord fails to substantially complete such restoration within six (6) months of such casualty, then in such event, Subtenant shall have the option to terminate this Sublease.

                           ARTICLE 24 - EMINENT DOMAIN

     24.01. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Sublease shall terminate as of the day possession shall be taken by such authority. If any of the floor space of the Demised Premises shall be so taken or conveyed, Subtenant may, by notice to Sublandlord, terminate this Sublease as of the day possession shall be taken. If this Sublease shall continue in effect, as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be reduced proportionally on a per square foot basis. If this Sublease shall continue in effect Sublandlord shall promptly, at its expense make all necessary alterations so as to constitute the remainder of the Demised Premises a complete architectural and tenantable unit, and Subtenant shall make all alterations or replacements to Subtenant's Property and its decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised shall be property of Sublandlord, and Subtenant hereby assigns to Sublandlord all of Subtenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Notwithstanding the foregoing, if there is a taking hereunder, Subtenant shall be entitled to appear, claim, prove and receive in the condemnation proceeding the value of Subtenant's Property that is damaged, destroyed or taken hereunder; the cost of relocation; and special awards or allowances paid to Subtenants when their rental space is taken by eminent domain, provided that none of the foregoing shall reduce any award to Sublandlord.

     24.02. Notwithstanding the above, if as a result of any condemnation proceeding, Subtenant is denied access to the Demised Premises and Sublandlord is unable to provide suitable alternate access to the Demised Premises reasonably acceptable to Subtenant, any of the loading docks are taken and Sublandlord cannot provide Subtenant with replacement loading docks reasonably acceptable to Subtenant, or if all or a portion of the parking area is taken and Sublandlord cannot provide replacement parking reasonably acceptable to Subtenant so that Subtenant would have at least eighty-five percent (85%) of the number of parking spaces that were available to Subtenant prior to institution of any condemnation proceeding, Subtenant shall have the right to terminate the Sublease.

                            ARTICLE 25 - SURRENDER

     25.01. On the Expiration Date, or upon any earlier termination of this Sublease, Subtenant shall surrender the Demised Premises to Subtenant "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and fire and casually and Subtenant shall remove all of Subtenant's Property therefrom. If Subtenant remains in possession of the Demised Premises after the expiration of the Term, or upon any earlier termination of this Sublease, Subtenant shall be deemed to be occupying the Demised Premises as a Subtenant from month to month subject to all of the provisions of this Sublease, including, but not limited to, payment of Fixed Rent. In the event Subtenant remains in possession of the Demised Premises after the expiration of the Term or earlier termination of this Sublease, the monthly Fixed Rent thereafter shall be one hundred fifty percent (150%) of the monthly Fixed Rent in effect during the last month of the Term, provided, however, that this amount shall be deemed liquidated damages and, however, Sublandlord shall have available all remedies at law and equity for dispossession of Subtenant remaining in possession of the Demised Premises.

                     ARTICLE 26 - CONDITIONS OF LIMITATION

     26.01. This Sublease is subject to the limitation that whenever Subtenant (a) shall make an assignment for the benefit of creditors, or (b)
(i) shall commence a voluntary case or (ii) have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, and such involuntary order is not discharged within sixty (60) days or
(c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, then Sublandlord, at any time after the occurrence of any such event, may give Subtenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Sublease shall terminate with the same effect as if that day were the expiration date of this Sublease, but Subtenant shall remain liable for damages as provided in
Article 28.

     26.02. This Sublease is subject to the further limitations that: (a) if Subtenant shall default in the payment of any Rent or any other monetary obligation following notice from Sublandlord that the Rent or other monetary obligation has not been received and does not cure the default within ten
(10) days of the date of Sublandlord's written notice advising Subtenant of the default or (b) if Subtenant shall, be in default of any of its obligations other than monetary obligations and does not cure same within sixty (60) days of the date of Sublandlord's written notice advising Subtenant of the Default under this Sublease or, if the default is not capable of being cured within the sixty (60) day period and Subtenant does not attempt to cure the default and continue to diligently pursue the default, then in any of said cases Sublandlord may give to Subtenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, this Sublease shall terminate, but Subtenant shall remain liable for damages as provided hereinafter.

                    ARTICLE 27 - RE-ENTRY BY SUBLANDLORD

     27.01. If Subtenant shall default in the payment of any Rent or if this Sublease shall terminate as provided in this Sublease, Sublandlord may re-enter the Demised Premises, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Sublandlord may have, hold and enjoy the Demised Premises. If this Sublease is terminated or if Sublandlord shall re-enter the Demised Premises pursuant to legal action, Sublandlord may cumulatively invoke any remedy allowed at law or in equity and Subtenant shall pay to Sublandlord the Rent then due on the date of such termination and shall also pay to Sublandlord damages as provided hereinafter.

                          ARTICLE 28 - DAMAGES

     28.01. If this Sublease is terminated as provided herein or if Sublandlord shall re-enter the Demised Premises under the provisions of the Sublease, or pursuant to any judicial proceeding, Subtenant shall pay as Additional Charges to Sublandlord, at the election of Sublandlord, either:

               (a) a sum which at the time of such termination of this Sublease or at the time of any such re-entry by Sublandlord, as the case may be, represents the then present value of the excess, if any, of (i) the aggregate amount of the * Rent and Additional Charges which would have been payable by Subtenant for the period commencing with such earlier termination of this Sublease or the

----------------------
* Fixed
     date of any such re-entry, as the case may be, and ending with the Expiration Date, less (ii) the aggregate * rental value of the Demised Premises for the same period; or

               (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Subtenant had this Sublease not so terminated, or had Sublandlord not so re-entered the Demised Premises, as and when same would be due and payable under this Sublease.

     If Sublandlord shall relet the Demised Premises during said period, Sublandlord shall credit Subtenant with the net rents received by Sublandlord from such reletting, less the reasonable expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new Subtenants, brokers, commissions, legal fees, and all other reasonable expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Subtenant be entitled to receive any excess of such net rents over the sums payable as Fixed Rent by Subtenant to Sublandlord hereunder.
If the Demised Premises or any part thereof be relet by Sublandlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent received upon such reletting shall, prima facie (but subject to rebuttle), be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Sublandlord shall use good faith efforts to mitigate damages as required by law. However, Sublandlord shall not be liable in any way whatsoever for its failure to relet, or to collect the rent under such reletting unless Sublandlord failed to use good faith efforts, and no such failure to relet or failure to collect rent shall release or affect Subtenant's liability for damages or otherwise under this Sublease, unless, Sublandlord fails to use good faith efforts.

     28.02. Suit or suits for the recovery of such damages and other damages may be brought by Sublandlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Sublandlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of this Sublease or pursuant to Law or had Sublandlord not re-entered the Demised Premises.

     28.03. Subtenant, on behalf of itself and any and all persons claiming through or under Subtenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Sublease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Sublease or

----------------------
* fair and reasonable
after the termination of this Sublease as provided in this Sublease. Sublandlord and Subtenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Subtenant and Subtenant, and Subtenant's use or occupancy of the Demised Premises. Subtenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Sublandlord to recover possession of the Demised Premises unless such counterclaim is a defense to Sublandlord's possession or would be lost if not then interposed.

                          ARTICLE 29 - CURING DEFAULTS

     29.01. If either party shall default in the performance of any of its obligations under this Sublease, or if Sublandlord shall default in the performance of any of its obligations under the Superior Sublease the non-defaulting party, after notice and reasonable opportunity to cure, without thereby waiving such default, may perform the same for the account and at the expense of the defaulting party, without notice in a case of emergency, and in any other case only if such default continues after the expiration of sixty (60) days from the date non-defaulting party gives the other notice of the default. Bills for any expenses incurred by the non-defaulting party in connection with any such performance by the non-defaulting party for the account of the defaulting party, may be sent by the defaulting party monthly, and such amounts shall be due and payable in accordance with the terms of such bills. If Sublandlord fails to reimburse Subtenant as provided for herein, said amount plus interest at the Late Payment Rate may be deducted or offset from the next or succeeding payments of Fixed Rent due hereunder.

     29.02. If Sublandlord shall be in default of its obligations and does not cure same within sixty (60) days of the date of Subtenant's written notice advising the Sublandlord of the default under this Sublease or if the default is not capable of being cured within the sixty (60) day period, and Sublandlord does not attempt to cure the default and continue to diligently pursue such default, and such default materially interferes with Subtenant's use and enjoyment of the Demised Premises, then Subtenant may give to Sublandlord notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) days, this Sublease shall terminate and Sublandlord shall remain liable for damages incurred by Subtenant, subject to the provisions of Article 22.03 of this Sublease. The remedies provided for in this Sublease for Subtenant are in addition to any and all other remedies available at law or in equity.


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

                              ARTICLE 30 - BROKER

     30.01. Sublandlord and Subtenant each represent to each other that no broker except the Broker was instrumental in bringing about this Sublease and that neither party had any conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Each party agrees to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising therefrom. All fees due and payable to the Broker shall be paid by the Sublandlord.

                              ARTICLE 31 - NOTICES

     31.01. Any notice, statement, demand, or other communication required pursuant to this Sublease shall be in writing and shall be deemed to have been properly given, only if sent by Federal Express or registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date Subtenant's address shall be the Building), and as to Subtenant, with a concurrent notice to James R. Crane, CEO, 15 Arrow Road, Ramsey, New Jersey
07446, telephone (    )               , telefax (    )               ; and
Martin Kafafian, Esq.; Beattie Padovano P.O. Box 244, 50 Chestnut Ridge Road, Montvale, New Jersey, 07645, telephone (201) 573-1810, telefax (201) 573-9736; and, as to Sublandlord, William Gross, CFO, Troll Associates, Inc., 100 Corporate Drive, Mahwah, New Jersey 07430, with a concurrent Notice to the attention of James A. Kosch, Esq., of Waters, McPherson, McNeill, P.C., with offices at 300 Lighting Way, Secaucus, New Jersey, (201) 863-4400, telefax (201) 863-2866. Notices shall be deemed to have been given, rendered or made on the second day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed.

                            ARTICLE 32 - PARKING

     32.01.    Sublandlord shall provide Subtenant with a total of ninety-six
(96) designated and exclusive parking spaces as depicted on the Parking Plan attached hereto as Exhibit E.

     32.02. If, after execution of this Sublease, Subtenant requests additional parking spaces, not to exceed fifty (50) spaces ("the Additional Parking Spaces") , Sublandlord shall make good faith efforts to secure such Additional Parking Spaces for Subtenant from any of the following sources:


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

               (a) From other presently existing spaces on the Land. If Sublandlord is successful in securing such Additional Parking Spaces, but Sublandlord has incurred costs in so doing (for example: reimbursements to other tenants in the Building), Subtenant shall, if first approved by Subtenant, reimburse Sublandlord for the actual costs incurred by Sublandlord upon receipt of an invoice from Sublandlord.

               (b) Sublandlord may construct new Additional Parking Spaces, if permitted by applicable municipal zoning regulations, on the Land for Subtenant. If so constructed, Subtenant shall pay Sublandlord as additional Fixed Rent hereunder, the amortized (over 15 years) cost (exclusive of any interest or borrowing charges) of such Additional Parking Spaces.

               (c) From the neighboring building owned and/or controlled by Sublandlord and commonly known as 300 Corporate Drive, Mahwah, New Jersey. If Sublandlord is successful in securing such Additional Parking Spaces, but Sublandlord has incurred costs in so doing (for example: reimbursements to other tenants at the property), Subtenant shall, if first approved by Subtenant, reimburse Sublandlord for such actual costs incurred by Sublandlord upon receipt of an invoice from Sublandlord.

     32.03. Subtenant's liability to reimburse Sublandlord for Additional Parking Spaces as provided above in Article 32.02 shall not exceed One hundred ($100.00) dollars per new Additional Parking Space or Five Thousand ($5,000.00) dollars in the aggregate, annually.

                     ARTICLE 33 - SUBLEASE CONTINGENT UPON MUNICIPAL APPROVAL

     33.01. The parties acknowledge that this lease is contingent upon Sublandlord obtaining approval by the Township of Mahwah Planning Board, approving the Subtenant's use of the Demised Premises. * Subtenant agrees to cooperate with Sublandlord in applying to the Township as necessary, without cost to Subtenant.

                         ARTICLE 34 - REPRESENTATIONS AND WARRANTIES

     34.01. The Sublandlord hereby represents and warrants to Subtenant the following:

               (a) Sublandlord has no actual knowledge of, and has received no notice of, any outstanding violation of any governmental law, rule, statute, ordinance, or regulation affecting the Demised Premises, and if there are any such violations as of the Commencement Date, Sublandlord shall remove such violations.


----------------------
* on or before June 1, 1994

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

               (b) Sublandlord has no actual knowledge of any confirmed or unconfirmed special assessments affecting the Demised Premises.

               (c) Sublandlord has full power and right to enter into and complete this Sublease with out the consent or approval of other parties.

               (d) The Demised Premises are serviced by public gas, sewer, water and electric, and are heated by gas, heat, and that the heating, air conditioning, sprinkler, electrical and plumbing systems are now in good working order and will be * on the Commencement Date, and Sublandlord shall assign to Subtenant any warranties for the HVAC.

               (e) To the best of its knowledge, there is no pending or threatened litigation affecting the Demised Premises and Sublandlord is unaware of any acts which may give rise to a claim against the Demised Premises. To the best of the Sublandlord's knowledge, no Lis Pendens is filed against the Demised Premises.

               (f) Each party represents that upon the execution and delivery of the Sublease by each party, the Sublease will be legally binding upon Sublandlord and Subtenant in accordance with all of the terms and conditions.

               (g) Sublandlord represents that there is access to the Demised Premises from what is currently known as "Corporate Drive".

               (h) Sublandlord, at its sole cost and expense, has removed the underground heating oil tanks which previously serviced the Demised Premises and Building. Sublandlord shall comply with any requirements of the NJDEPE and other laws, rules and regulations related to the underground heating oil tanks, including, but not limited to, the removal of the tanks in accordance with NJDEPE requirements and any remediation of contamination. Sublandlord shall indemnify and hold harmless Subtenant and shall be responsible for any expenses, claims, liabilities and penalties which may be assessed by NJDEPE for all matters which may arise out of the underground heating oil tanks.

                ARTICLE 35 - ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES

     35.01. Sublandlord hereby represents and warrants to Subtenant that, except as otherwise specifically set forth in this


----------------------
 * so

Sublease, to the best of Sublandlord's knowledge, the following are true:

                    (i) There are no pending actions against the Sublandlord with respect to any of its activities in the Demised Premises, under any environmental law, regulation or ordinance, and the Sublandlord has not received notice in any form of such an action, or of a possible action.

                    (ii) To the best of Sublandlord's knowledge, there has not been, any release, of hazardous substance, as such term is defined under any federal, state or local environmental law, regulation or ordinance applicable to the Demised Premises, nor are there, to the best of Sublandlord's knowledge, any hazardous substances, present in, or on, the Demised Premises.

     35.02. Each party shall immediately notify the other in the event it receives: (i) any notices or correspondence from the Environmental Protection Agency or NJDEPE alleging the presence or release of any hazardous substances or environmental contaminants in, on, around or under the Demised Premises; or (ii) any information suggesting or demonstrating the release or presence of any hazardous substances or environmental contaminants in, on, around or under the Demised Premises.

     35.03. Each party hereby indemnities and holds harmless the other (and shall, at the other party's option, defend) the other party, its employees, agents, guests, visitors and invitees, or from and against any and all cost, expense (including without limitation reasonable attorneys and environmental consultants fees), loss, damage or liability arising directly or indirectly from a breach by said party of any of the representations or warranties contained in this Article 35.

     35.04. Notwithstanding anything to the contrary contained herein, Subtenant shall have absolutely no liability for any environmental conditions including contamination or remediation that may be required pursuant to any federal, state or local law unless such environmental conditions were caused by the Subtenant or Subtenant's agents, servants, employees, guests, invitees, sublessees or assigns. Sublandlord agrees that it will be responsible to promptly and diligently remediate and comply with all environmental laws (federal, state or local) with respect to the Land, Building, Common Areas and Demised Premises except for those conditions which are the responsibility of the Subtenant and hereby agrees to indemnify and hold harmless Subtenant, its employees, agents, guests, visitors and invitees from and against any and all costs, expenses (including, without limitation, reasonable attorneys, fees and environmental consulting fees), loss, damage or liability, arising directly or indirectly from same.

                    ARTICLE 36 - PERFORMANCE UNDER PROTEST

     36.01. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Sublease; and if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the costs thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance, and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work, and if it shall be adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much of the work as said party was not legally required to perform under the provisions of this Sublease, plus reasonable legal fees and interest thereon, at the Late Payment Rate.

                        ARTICLE 37 - MISCELLANEOUS

     37.01. With respect to this Sublease, neither party has relied upon any statement or representation not embodied in this Sublease or any other written agreements made concurrently herewith. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Sublease, unless such agreement is in writing, and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

     37.02. The obligations under this Sublease shall bind and benefit the successors and assigns of the parties hereto.

     37.03. Upon the request of any Superior Mortgagee in connection with the financing of the Demised Premises, which such request shall be limited to one (1) per calendar year, Subtenant shall furnish Sublandlord with a copy of its last annual financial statement, if available, or if not, the last annual unaudited financial statement certified by its chief financial officer, together with any other document or information reasonably requested by such mortgagee within ten (10) days of the request therefor. Subtenant's failure to provide such financial statement to Subtenant within said period shall constitute a default of this Sublease. All such financial information shall be kept confidential by Sublandlord and Superior Mortgagee and released by Sublandlord only to any Superior Mortgage, existing or proposed.

     37.04. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Sublease.

     37.05. This Sublease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Sublease shall be invalid or unenforceable, the remainder of this Sublease shall not be affected and shall be enforced to the extent permitted by law.

     37.06. Sublandlord and Subtenant shall not record this Sublease. However, at the request of Sublandlord or Subtenant, each party shall promptly execute, acknowledge and deliver a Memorandum of Sublease in respect of this Sublease sufficient for recording at the expense of Subtenant.

     IN WITNESS WHEREOF, Subtenant and Subtenant have duly executed the Sublease as of the day and year first above written.


ATTEST:                            SUBLANDLORD:
                                   TROLL ASSOCIATES, INC., A NEW
                                   JERSEY CORPORATION



BY:____________________________    BY:__________________________________
      MARVIN SCHECTER                    MARIAN SCHECTER

ITS:  SECRETARY                    ITS:  PRESIDENT


ATTEST:                            SUBTENANT:
                                   COMPONENT REMANUFACTURING
                                   SPECIALISTS, INC.

                                   A NEW JERSEY CORPORATION



BY:____________________________    BY:___________________________________
                                         JAMES R. CRANE
ITS:  SECRETARY                    ITS:  CHIEF EXECUTIVE OFFICER

Landlord has signed this Sublease below to indicate its consent to the terms and conditions of this Sublease.

                                   LANDLORD:



                                   BY:___________________________________
                                       MARVIN SCHECTER


                                   BY:___________________________________
                                       MARIAN SCHECTER


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